Exhibit 21.1

Subsidiaries of InnerWorkings, Inc.

Name of Subsidiary	Place of Formation
United States Subsidiaries
DB Studios, Inc.	California
E-Corporate Printers, Inc.	Delaware
EYELEVEL, Inc.	Oregon
INWK EMEA, LLC	Delaware
INWK Holdings LLC	Delaware
InnerWorkings Luxembourg IP S.à r.l. LLC	Delaware
Print Systems, Inc.	Michigan
Screened Images, Inc.	New Jersey
Traderunner LLC	Delaware

Foreign Subsidiaries
INWK Costa Rica S.A.	Costa Rica
INWK de El Salvador, S. de R.L. De C.V.	El Salvador
INWK de Guatemala S.A.	Guatemala
Cirqit De Honduras S. de R.L. De C.V.	Honduras
InnerWorkings Servicios, S.A.	Ecuador
Cirqit Servicios de Impresion S.A.	Chile
Innerworkings Servicios Ltda.	Chile
Eyelevel Distribution Services s.r.o.	Czech Republic
EYELEVEL Limited	Hong Kong
EYELEVEL, LLC	Russia
EYELEVEL Design Ltda	Brazil
EYELEVEL Sociedad de Responsibilidad Limitada de Capital Variable	Mexico
EYELEVEL Solutions Pty Ltd	Australia
EYELEVEL Solutions LTD.	United Kingdom
EYELEVEL s.r.o.	Czech Republic
EYELEVEL Xiamen Manufacturing	China
Taizhou Eyelevel Store Fixtures Co., Ltd.	China
Guangzhou InnerWorkings Trading Company Limited	China
Iconomedia Sarl	France
InnerWorkings Andina S.A.S.	Colombia
InnerWorkings IWARG S.A.	Argentina
InnerWorkings Asia Pacific Limited	Hong Kong
InnerWorkings Belgium SPRL/BVBA	Belgium
InnerWorkings Brasil Gerenciamento de Impressoes Ltda.	Brazil
InnerWorkings Canada, Inc.	Canada
InnerWorkings Comercio de Produtos de Marketing Ltda.	Brazil
InnerWorkings Deutschland GmbH	Germany
InnerWorkings Mena DMCC	Dubai
InnerWorkings EMEA Holdings LP	United Kingdom
InnerWorkings Europe Limited	United Kingdom

InnerWorkings France SAS	France
InnerWorkings Hellas M.I.K.E	Greece
InnerWorkings India Private Limited	India
InnerWorkings Instanbul Grafik, Reklam, Iletisim ve Matbaa Hizmetleri Ticaret Limited Sirketi	Turkey
InnerWorkings Iberica S.L.	Spain
InnerWorkings Italia S.R.L.	Italy
InnerWorkings Japan KK	Japan
InnerWorkings Korea Ltd.	South Korea
Innerworkings LATAM SA	Venezuela
InnerWorkings Latin America, S.L.	Spain
InnerWorkings Luxembourg IP S.à r.l.	Luxembourg
InnerWorkings Nederland BV	Netherlands
InnerWorkings (NI) Limited	Northern Ireland
InnerWorkings Peru S.A.C.	Peru
InnerWorkings Polska Spolka z Ograniczona Odpowiedzialnoscia	Poland
InnerWorkings Portugal, Unipessoal LDA	Portugal
InnerWorkings Rus LLC	Russia
InnerWorkings Singapore Private Limited	Singapore
InnerWorkings South Africa (Pty) Ltd.	South Africa
InnerWorkings Trading & Commerce (Shanghai) Co. Ltd.	China
InnerWorkings Turkey Baski Malzemeleri Ticaret Limited Şirketi	Turkey
InnerWorkings Europe Limited (Etrinsic Limited French Branch)	France
InnerWorkings Ukraine LLC	Ukraine
INWK Uruguay S.A.	Uruguay
INWK Mexico S de R.L. De C.V.	Mexico
INWK Panama S.A.	Panama
INWK Puerto Rico Inc.	Puerto Rico
INWK Republica Dominicana S.R.L.	Dominican Republic
InnerWorkings Switzerland GmbH	Switzerland
Merchandise Mania Limited	United Kingdom
PPA (International) Limited	Hong Kong
Professional Packaging Services Limited	United Kingdom
Traderunner Inc.	Puerto Rico
Xiamen Eyelevel Commercial Equipments Co., Ltd.	China
Xpando Media (Ireland) Ltd. d/b/a Innerworkings Ireland	Ireland